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                                                                  EXHIBIT 4.6(b)



[JPMORGAN LOGO]

                              EXTENSION AGREEMENT

Arch Chemicals, Inc.
501 Merritt 7
Norwalk, Connecticut 06856
Attention: Mr. W. Paul Bush

The Chase Manhattan Bank, as Administrative Agent
  under the 364-Day Credit Agreement referred to below
270 Park Avenue
New York, New York  10017

                                                            January 24, 2001

Gentlemen:

                Each undersigned Lender hereby agrees to extend, effective on January 24, 2001 (the "Extension Date"), the Maturity Date under the 364-Day Credit Agreement dated as of January 27, 1999 (as extended on January 26, 2000 and as the same may be amended, supplemented or otherwise modified from time to time, the "364-Day Credit Agreement") among Arch Chemicals, Inc., Olin Corporation, the Lenders and agents party thereto and The Chase Manhattan Bank, as administrative agent for the Lenders, to January 23, 2002. Terms defined in the 364-Day Credit Agreement are used herein as therein defined.

                This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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                This Extension Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                THE CHASE MANHATTAN BANK,
                                individually and as Administrative Agent,

                                By: /s/ Lawrence Palumbo, Jr.
                                   -------------------------------
                                  Name: Lawrence Palumbo, Jr.
                                  Title:  Vice President

                                BANK OF AMERICA, N.A.,
                                individually and as Syndication Agent,

                                By: /s/ Donald J. Chin
                                   -------------------------------
                                  Name: Donald J. Chin
                                  Title: Managing Director

                                WACHOVIA BANK, N.A.,
                                individually and as Documentation Agent,

                                By: /s/ Jane C. Deaver
                                   -------------------------------
                                  Name: Jane C. Deaver
                                  Title: Senior Vice President




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                                THE BANK OF NEW YORK

                                By: /s/ Kenneth P. Sneider
                                   -------------------------------
                                  Name: Kenneth P. Sneider
                                  Title:  Vice President

                                DAI ICHI KANGYO BANK LTD

                                By: /s/ Robert Gallagher
                                   -------------------------------
                                  Name: Robert Gallagher
                                  Title:  Vice President

                                FIRST UNION NATIONAL BANK

                                By: /s/ Stephen T. Dorosh
                                   -------------------------------
                                  Name: Stephen T. Dorosh
                                  Title:  Vice President

                                FLEET NATIONAL BANK

                                By: /s/ Deanne M. Horn
                                   -------------------------------
                                  Name: Deanne M. Horn
                                  Title: Director




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                                SUNTRUST BANK

                                By: /s/ W. David Wisdom
                                   -------------------------------
                                  Name:
                                  Title:

                                By:
                                   -------------------------------
                                  Name:
                                  Title:

                                ABN AMRO BANK N.V.

                                By: /s/ George Dugan
                                   -------------------------------
                                  Name: George Dugan
                                  Title: Group Vice President

                                By: /s/ Patricia Christy
                                   -------------------------------
                                  Name: Patricia Christy
                                  Title: Vice President

                                PNC BANK, NATIONAL ASSOCIATION

                                By:  /s/ Donald V. Davis
                                   -------------------------------
                                  Name: Donald V. Davis
                                  Title: Vice President

                                THE NORTHERN TRUST COMPANY

                                By: /s/ Nicole D. Boehm
                                   -------------------------------
                                  Name: Nicole D. Boehm
                                  Title: Second Vice President




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                                BBL INTERNATIONAL (U.K.) LIMITED

                                By: /s/ C.R. Wright
                                   -------------------------------
                                  Name: C.R. Wright
                                  Title: Authorized Signatory

                                By: /s/ M-C Swinnen
                                   -------------------------------
                                  Name: M-C Swinnen
                                  Title: Authorized Signatory




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Agreed and accepted:

ARCH CHEMICALS, INC.

By: /s/ W. Paul Bush
    --------------------------
    Name: W. Paul Bush
    Title: Treasurer




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